Exhibit 31

Rule 13a-14(d)/15d-14(d) Certification

I, Paul Vanderslice, certify that:

1.	I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K, of Citigroup Commercial Mortgage Trust 2015-GC35 (the “Exchange Act Periodic Reports”);

2.	Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.	Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.	All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, a Division of PNC Bank, National Association, as master servicer; C-III Asset Management LLC, as special servicer; Park Bridge Lender Services LLC, as operating advisor; Deutsche Bank Trust Company Americas, as custodian; Wells Fargo Bank, National Association, as servicer for the 590 Madison Avenue mortgage loan; AEGON USA Realty Advisors, LLC, as special servicer for the 590 Madison Avenue mortgage loan; Wells Fargo Bank, National Association, as certificate administrator for the 590 Madison Avenue mortgage loan; Wells Fargo Bank, National Association, as custodian for the 590 Madison Avenue mortgage loan; CoreLogic Commercial Real Estate Services, Inc., as servicing function participant for the 590 Madison Avenue mortgage loan; National Tax Search, LLC, as servicing function participant for the 590 Madison Avenue mortgage loan; Midland Loan Services, a Division of PNC Bank, National Association, as master servicer for the South Plains Mall mortgage loan and the Westin Boston Waterfront mortgage loan; Wells Fargo Bank, National Association, as special servicer for the South Plains Mall mortgage loan and the Westin Boston Waterfront mortgage loan; Situs Holdings, LLC, as operating advisor for the South Plains Mall mortgage loan and the Westin Boston Waterfront mortgage loan; Wells Fargo Bank, National Association, as certificate administrator for the South Plains Mall mortgage loan and the Westin Boston Waterfront mortgage loan; Wells Fargo Bank, National Association, as custodian for the South Plains Mall mortgage loan and the Westin Boston Waterfront mortgage loan; Wells Fargo Bank, National Association, as master servicer for the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan; LNR Partners, LLC, as special servicer for the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan; Situs Holdings, LLC, as operating advisor for the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan; Deutsche Bank Trust Company Americas, as custodian for the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan; CoreLogic Commercial Real Estate Services, Inc., as servicing function participant for the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan; National Tax Search, LLC, as servicing function participant for the Illinois Center mortgage loan and the Hammons Hotel Portfolio mortgage loan; Wells Fargo Bank, National Association, as master servicer for the 750 Lexington Avenue mortgage loan; Midland Loan Services, a Division of PNC Bank, National Association, as special servicer for the 750 Lexington Avenue mortgage loan; Pentalpha Surveillance LLC, as operating advisor for the 750 Lexington Avenue mortgage loan; U.S. Bank National Association, as certificate administrator for the 750 Lexington Avenue mortgage loan; U.S. Bank National Association, as custodian for the 750 Lexington Avenue mortgage loan; and CoreLogic Commercial Real Estate Services, Inc., as servicing function participant for the 750 Lexington Avenue mortgage loan; and National Tax Search, LLC, as servicing function participant for the 750 Lexington Avenue mortgage loan.

Date: March 30, 2016

/s/ Paul Vanderslice
Paul Vanderslice
President, Citigroup Commercial Mortgage Securities Inc. (senior officer in charge of securitization of the depositor)